UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JANGIT ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Utah	7372	85-2233351
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

64175 620th Street
Atlantic, IA 50022
Telephone: (402) 630-6307
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X] Emerging growth company [X]

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined) (1)	3,000,000	$0.10(2)	$300,000	$36.36

Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	20,000,000	$0.10(2)	$2,000,000	$242.4

Total	23,000,000		2,300,000	$278.76

(1)	Represents common shares currently outstanding to be sold by the Selling Security Holders.

(2)

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (JANGIT ENTERPRISES, INC.) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED December __ , 2021

Jangit Enterprises, Inc.

20,000,000 Shares of Common Stock being sold at $0.10 per share pursuant to the Primary Offering

3,000,000 Shares of Common Stock being offered at $0.10 per share by the Selling Security Holders

		Sale Total Depending on Percentage of Primary Offering Securities Sold
	Per Share	100%	75%	50%	25%
Public Offering Price	$0.10	$2,000,000	$1,500,000	$1,000,000	$500,000
Underwriting Discounts and Commissions	$0.00	$0.00	$0.00	$0.00	$0.00
Proceeds to Jangit Enterprises, Inc.	$0.10	$2,000,000	$1,500,000	$1,000,000	$500,000

The total number of shares registered in this registration statement is 23,000,000. This prospectus relates to the sale of 20,000,000 shares of common stock, par value $0.001, of Jangit Enterprises, Inc. (referred to herein as the “Company” or “Jangit Enterprises, Inc.” or “Jangit”), at a price of $0.10 per share on a best efforts basis (the “Primary Offering”). This offering terminates 24 months after commencement of this offering on June 21, 2021. This is the initial offering of common stock of the Company. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO, Kelly Kirchhoff. Mr. Kirchhoff is the Company’s sole officer and director and currently controls the Company and will continue to control the Company after the offering. The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum number of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to continue operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 3,000,000 shares being registered by 3 “Selling Security Holders” (the “Secondary Offering”), consisting of a consultant, Mr. Kirchhoff and his affiliated company. 2,500,000 of the 3,000,000 shares will be offered by the Selling Security Holders controlled by Mr. Kirchhoff. The shares will be offering their shares of common stock at a price of $0.10 per share until a market develops and our shares are quoted on the OTC Link LLC (“OTC Link” or “OTCQB”) or another quotation board (such as the OTC Bulletin Board) and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this secondary offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

Both the Primary Offering and Secondary Offering will be offered at the same time to interested parties. As aforementioned, Mr. Kirchhoff will offer the shares in the Primary Offering on a “best efforts” basis. His decision on whether to sell his or his affiliated company’s shares versus the shares offered by the Company will stem from an analysis of the interested parties and the mindset that it is critical to sell the Company’s shares offered in the Primary Offering to meet the Company’s financial goals through the offering. Because the Company requires an immediate access to the proceeds from this offering, Mr. Kirchhoff is motivated to sell these shares first in order to ensure the stability and further development of the Company and its products.

There has been no market for our securities, and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTCQB (or another quotation board). We do not yet have a market maker who has agreed to file such application.

We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors‚ beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Selling Security Holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December __ , 2021.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Jangit Enterprises, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Where You Can Find Us

The mailing address is currently 64175 620th Street, Atlantic, IA 50022. Our telephone number is (402) 630-6307.

Summary of the Offering

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	3,000,000 shares of common stock

Secondary Offering price:	$0.10 per share until a market develops and our shares are quoted on the OTCQB or another quotation board and thereafter at market prices or prices negotiated in private transactions

Secondary Offering period:	From the date of this prospectus until _____, 2021

Newly issued common stock being registered pursuant to the Primary Offering:	20,000,000 shares of common stock

Primary Offering price:	$0.10 per share

Primary Offering period:	From the date of this prospectus until _____, 2021

Number of shares outstanding after the offering:	57,500,000 shares of common stock

Market for the common stock:

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to eligible for trading on the OTCQB or another quotation board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, purchasers of our common stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Our officers and directors are not purchasing shares in this offering. Mr. Kirchhoff is the Company’s sole officer and director and currently controls the Company and will continue to control the Company after the offering.

Use of proceeds:

We will receive approximately $2,000,000 in gross proceeds if we sell all of the shares in the Primary Offering, and we will receive estimated net proceeds (after paying offering expenses) of approximately $1,950,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Jangit Enterprises, Inc. 64175 620th Street Atlantic, IA 50022

RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risk Factors Relating to Our Business and Industry

The effects of the COVID-19 pandemic have materially affected how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

In December 2019, a novel coronavirus disease, or COVID-19, was reported and in January 2020, the World Health Organization, or WHO, declared it a Public Health Emergency of International Concern. On February 28, 2020, the WHO raised its assessment of the COVID-19 threat from high to very high at a global level due to the continued increase in the number of cases and affected countries, and on March 11, 2020, the WHO characterized COVID-19 as a pandemic. The COVID-19 pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours.

As a result of the COVID-19 pandemic, we have temporarily closed our global offices, including our corporate headquarters and R&D labs, suspended all company-related travel, and substantially all Dynatrace employees globally are required to work from home for the foreseeable future. We shifted our annual Sales Kickoff and other events to virtual-only experiences and have either canceled or changed other customer and industry events to dial-in experiences. We may deem it advisable to similarly alter, postpone or cancel entirely additional customer, employee or industry events in the future, including Perform 2021. All of these changes may disrupt the way we operate our business. Given that the economic consequences of the COVID-19 pandemic have been exceptionally challenging for many of our customers and prospects, we have offered extended free trial periods in certain circumstances, changed how we spend on marketing and lead generation activities, and slowed down the pace at which we are hiring new employees.

Moreover, the conditions caused by the COVID-19 pandemic can affect the rate of spending on software products and could adversely affect our customers’ ability or willingness to purchase our offerings; the timing of our current or prospective customers’ purchasing decisions; pricing discounts or extended payment terms; reductions in the amount or duration of customers’ subscription contracts or term licenses; or increase customer attrition rates, all of which could adversely affect our future sales, operating results and overall financial performance.

Our operations have also begun to be affected by a range of external factors related to the COVID-19 pandemic that are not within our control. For example, many cities, counties, states, and even countries have imposed or may impose a wide range of restrictions on the physical movement of our employees, partners and customers to limit the spread of COVID-19. If the COVID-19 pandemic starts to have a substantial impact on the productivity of our employees, and partners or a continued substantial impact on the attendance of our employees, or a continued and substantial impact on the ability of our customers to purchase our offerings, our results of operations and overall financial performance may be harmed.

The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, the disruption caused by such actions, and the impact of these and other factors on our employees, customers, partners, vendors and the global economy. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including, in particular, risks related to our ability to secure customer renewals, the addition of new customers and increased revenue from existing customers, risks that our operating results could be negatively affected by changes in the sizes or types of businesses that purchase our platform and the risk that weakened global economic conditions may harm our industry, business and results of operations.

Our quarterly and annual operating results may be adversely affected due to a variety of factors, which could make our future results difficult to predict.

Our business is relatively new and we do not have a demonstrated financial history. In the future, our annual and quarterly revenue and operating results may vary significantly due to a variety of factors, many of which are outside of our control. Many of these factors are listed further in this report. Our financial results in any one quarter may not be meaningful and should not be relied upon as indicative of future performance. If our revenues, earnings or operating results fall below the expectations of investors or securities analysts in a particular quarter, or below any guidance that we may provide, the price of our common stock could decline. We may not be able to accurately predict our future billings, revenues, earnings or operating results.

Our business is dependent on overall demand for software intelligence solutions and therefore reduced spending on software intelligence solutions or overall adverse economic conditions may negatively affect our business, operating results and financial condition.

Our business depends on the overall demand for software intelligence solutions, particularly demand from mid- to large-sized enterprises worldwide, and the purchase of our solutions by such organizations is often discretionary. In an economic downturn, our customers may reduce their operating or IT budgets, which could cause them to defer or forego purchases of software intelligence solutions, including ours. Customers may delay or cancel IT projects or seek to lower their costs by renegotiating vendor contracts or renewals. To the extent purchases of software intelligence solutions are perceived by existing customers and potential customers to be discretionary, our revenue may be disproportionately affected by delays or reductions in general IT spending. Weak global economic conditions or a reduction in software intelligence spending, even if general economic conditions remain unaffected, could adversely impact our business, operating results and financial condition in a number of ways, including longer sales cycles, lower prices for our solutions, reduced subscription renewals and lower revenue. In addition, any negative economic effects or instability resulting from changes in the political environment and international relations in the United States or other key markets as well as resulting regulatory or tax policy changes may adversely affect our business and financial results.

As the market for software intelligence solutions is new and continues to develop, trends in spending remain unpredictable and subject to reductions due to the changing technology environment and customer needs as well as uncertainties about the future. Our limited operating history combined with the new nature of the market itself may have a negative impact on our business and financial results.

If we cannot successfully execute on our strategy and continue to develop and effectively market solutions that anticipate and respond to the needs of our customers, our business, operating results and financial condition may suffer.

The market for software intelligence solutions is at an early stage of development and is characterized by constant change and innovation, and we expect it to continue to rapidly evolve. Moreover, many of our potential customers operate in industries characterized by changing technologies and business models, which require them to develop and manage increasingly complex software application and IT infrastructure environments. Our future success, if any, will be based on our ability to consistently provide our customers with a unified, real-time view into the performance of their software applications and IT infrastructure, provide notification and prioritization of degradations and failures, perform root cause analysis of performance issues, and analyze the quality of their end users’ experiences and the resulting impact on their businesses and brands. If we do not respond to the rapidly changing needs of our customers by developing and making available new solutions and solution enhancements that can address evolving customer needs on a timely basis, our competitive position and business prospects will be harmed.

In addition, the process of developing new technology is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends, our business could be harmed. We believe that we must continue to dedicate significant resources to our research and development efforts, including significant resources to developing new solutions and solution enhancements before knowing whether the market will accept them. Our new solutions and solution enhancements could fail to attain sufficient market acceptance for many reasons, including:

•delays in releasing new solutions or enhancements to the market;

•delays or failures to provide updates to customers to maintain compatibility between Dynatrace® and the various applications and platforms being used in the customers’ application and multi-cloud environment;

•the failure to accurately predict market or customer demands;

•defects, errors or failures in the design or performance of our new solutions or solution enhancements;

•negative publicity about the performance or effectiveness of our solutions;

•the introduction or anticipated introduction of competing products by our competitors; and

•the perceived value of our solutions or enhancements relative to their cost.

To the extent we are not able to continue to execute on our business model to timely and effectively develop and market applications to address these challenges and attain market acceptance, our business, operating results and financial condition will be adversely affected.

Further, we may make changes to our solutions that our future customers do not value or find useful. We may also discontinue certain features, begin to charge for certain features that are currently free or increase fees for any of our features or usage of our solutions. If our new solutions or enhancements do not achieve adequate acceptance in the market, our competitive position will be impaired, our revenue may decline or grow more slowly than expected and the negative impact on our operating results may be particularly acute, and we may not receive a return on our investment in the upfront research and development, sales and marketing and other expenses we incur in connection with new solutions or solution enhancements.

If our platform and solutions do not effectively interoperate with our customers’ existing or future IT infrastructures, installations of our solutions could be delayed or cancelled, which would harm our business.

Our success depends on the interoperability of our platform and solutions with third-party operating systems, applications, data and devices that we have not developed and do not control. Any changes in such operating systems, applications, data or devices that degrade the functionality of our platform or solutions or give preferential treatment to competitive software could adversely affect the adoption and usage of our platform as we roll it out to potential customers. We may not be successful in adapting our platform or solutions to operate effectively with these applications, data or devices. If it is difficult for our customers to access and use our platform or solutions, or if our platform or solutions cannot connect a broadening range of applications, data and devices, then our customer growth and retention may be harmed, and our business and operating results could be adversely affected.

Multi-cloud deployments utilize multiple third-party platforms and technologies, and these technologies are updated to new versions at a rapid pace. As a result, we will deliver frequent updates to our solutions designed to maintain compatibility and support for our future customers’ changing technology environments and ensure our solutions’ ability to continue to monitor the customer’s applications. If our solutions fail to work with any one or more of these technologies or applications, or if our customers fail to install the most recent updates and versions of our solutions that we offer, our solutions will be unable to continuously monitor our customer’s critical business applications.

Our future revenues and operating results will be harmed if we are unable to acquire new customers, if our customers do not renew their contracts with us, or if we are unable to expand sales to our existing customers or develop new solutions that achieve market acceptance.

To grow our business, it is important that we attract new customers to purchase and use our solutions. Our success in attracting new customers depends on numerous factors, including our ability to:

•offer a compelling software intelligence platform and solutions;

•execute our sales and marketing strategy;

•attract, effectively train and retain new sales, marketing, professional services and support personnel in the markets we pursue;

•develop or expand relationships with technology partners, systems integrators, resellers, online enterprise marketplaces and other partners;

•expand into new geographies and markets, including the business intelligence and data analytics market;

•deploy our platform and solutions for new customers; and

•provide quality customer support.

Our future customers have no obligation to renew their maintenance, SaaS and/or term-license agreements, and our customers may decide not to renew these agreements with a similar contract period, at the same prices and terms or with the same or a greater number of licenses. It is difficult to accurately predict long-term customer retention, churn and expansion rates. Our customer retention and expansion rates may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction with our solutions as they convert from our Classic products to our Dynatrace® platform, our customer support and professional services, our prices and pricing plans, the competitiveness of other software products and services, reductions in our customers’ spending levels, user adoption of our solutions, deployment success, utilization rates by our customers, new product releases and changes to our product offerings. If our customers do not renew their maintenance, SaaS and/or term-license agreements, or renew on less favorable terms, our business, financial condition and operating results may be adversely affected.

Our ability to increase revenue also depends in part on our ability to increase deployment of our solutions by existing customers in the future. Our ability to increase sales to existing customers depends on several factors, including their experience with implementing and using our platform and the existing solutions they have implemented, their ability to integrate our solutions with existing technologies, and our pricing model. A failure to increase sales to existing customers moving forward could adversely affect our business, operating results and financial condition.

We face significant competition, which may adversely affect our ability to add new customers and grow our business.

The markets in which we compete are highly competitive, fragmented, evolving, complex and defined by rapidly changing technology and customer demands, and we expect competition to continue to increase in the future. A number of companies have developed or are developing products and services that currently, or in the future may, compete with some or all of our solutions. This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and our failure to increase, or loss of, market share, any of which could adversely affect our business, operating results and financial condition.

We compete either directly or indirectly with application performance monitoring vendors such as Cisco AppDynamics, Broadcom, and New Relic, infrastructure monitoring vendors such as Datadog and Nagios, Digital Experience Management vendors such as Akamai and Catchpoint, point solutions from cloud providers such as Amazon Web Services, or AWS, Azure and Google Cloud Platform, and other business intelligence and monitoring and analytics providers that provide some portion of the services that we provide. Our competitors may have longer-term and more extensive relationships with our potential customers that provide them with an advantage in competing for business with those customers. Further, to the extent that one of our competitors establishes or strengthens a cooperative relationship with, or acquires one or more software application performance monitoring, data analytics, compliance or network visibility vendors, it could adversely affect our ability to compete.

We may also face competition from companies entering our market, which has a relatively low barrier to entry in some segments, including large technology companies that could expand their platforms or acquire one of our competitors. Many existing and potential competitors enjoy substantial competitive advantages, such as:

•larger sales and marketing budgets and resources;

•access to larger customer bases which often provide incumbency advantages;

•broader global distribution and presence;

•the ability to bundle competitive offerings with other products and services;

•greater brand recognition and longer operating histories;

•lower labor and development costs;

•greater resources to make acquisitions;

•larger and more mature intellectual property portfolios; and

•substantially greater financial, technical, management and other resources.

Additionally, in certain circumstances, and particularly among large enterprise technology companies that have complex and large software application and IT infrastructure environments, customers may elect to build in-house solutions to address their software intelligence needs. Any such in-house solutions could leverage open source software, and therefore be made generally available at little or no cost.

These competitive pressures in our markets or our failure to compete effectively may result in fewer customers, price reductions, fewer orders, reduced revenue and gross profit, and loss of market share. Any failure to meet and address these factors could materially and adversely affect our business, future operating results and financial condition. There is no guarantee our solutions will be successful in the industry.

We expect our billings and revenue mix to vary over time, which could harm our gross margin and operating results.

We expect our billings and revenue mix to vary over time due to a number of factors, including the mix of perpetual licenses, SaaS subscriptions, term licenses, the mix of solutions sold and the contract length of our customer agreements. Due to the differing revenue recognition policies applicable to our term licenses, SaaS subscription, perpetual licenses and professional services, shifts in the mix between subscription, term and perpetual licenses from quarter to quarter could produce substantial variation in revenues recognized even if our billings remain consistent. Further, our gross margins and operating results could be harmed by changes in billings and revenue mix and costs, together with numerous other factors, including the following: entry into new lower margin markets or growth in lower margin markets; entry into markets with different pricing and cost structures; pricing discounts; and increased price competition. Any one of these factors or the cumulative effects of certain of these factors may result in significant fluctuations in our revenues, billings, gross margin and operating results. This variability and unpredictability could result in our failure to meet internal expectations or those of securities analysts or investors for a particular period. If we fail to meet or exceed such expectations for these or any other reasons, the market price of our common stock could decline.

Because we recognize revenue from our SaaS subscriptions and term licenses over the subscription or license term, downturns or upturns in new sales and renewals may not be immediately reflected in our operating results and may be difficult to discern.

For future customers who purchase a SaaS subscription or term license, we will generally recognize revenue from customers ratably over the terms of their subscriptions. A portion of the revenue we report in each quarter will be derived from the recognition of revenue relating to subscriptions and term licenses entered into during previous quarters. Consequently, a decline in new or renewed subscriptions or term licenses in any single quarter may have a small impact on our revenue for that quarter. However, such a decline will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our solutions, and potential changes in our rate of renewals, may not be fully reflected in our results of operations until future periods. In addition, a significant majority of our costs are expensed as incurred, while revenue is recognized over the life of the agreement with our customer. As a result, increased growth in the number of our customers could continue to result in our recognition of more costs than revenue in the earlier periods of the terms of our agreements.

Our revenue recognition policy and other factors may distort our financial results in any given period and make them difficult to predict.

Under accounting standards update No. 2014-09 (Topic 606), Revenue from Contracts with Customers, or ASC 606, we will recognize revenue when our customer obtains control of goods or services in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. Our subscription revenue will consist of (i) SaaS agreements, (ii) term-based licenses for the Dynatrace® platform which are recognized ratably over the contract term, (iii) Dynatrace® perpetual license revenue that is recognized ratably or over the term of the expected optional maintenance renewals, which is generally three years, and (iv) maintenance and support agreements. A significant increase or decline in our subscription contracts in any one quarter may not be fully reflected in the results for that quarter but will affect our revenue in future quarters. Our license revenue will consist of Classic perpetual license fees and Classic term license fees, which are generally recognized on delivery. Because license revenue is recognized upfront, a single, large license in a given period may distort our operating results for that period. These factors make it challenging to forecast our revenue for future periods, as both the mix of solutions and services we will sell in a given period, as well as the size of contracts, is difficult to predict.

Furthermore, the presentation of our financial results will require us to make estimates and assumptions that may affect revenue recognition. In some instances, we could reasonably use different estimates and assumptions, and changes in estimates are likely to occur from period to period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Revenue Recognition.” Given the foregoing factors, our actual future results could differ significantly from our estimates and comparing our future revenue and operating results on a period-to-period basis may not be meaningful.

Real or perceived errors, failures, defects or vulnerabilities in our solutions could adversely affect our financial results and growth prospects.

Our solutions and underlying platform are complex, and while we make every effort in our vigorous testing process, there may be future software errors, failures, defects, and vulnerabilities in our solutions after they are released. We plan for our solutions and platform to be deployed in large-scale computing environments with different operating systems, system management software, and networking configurations, which may cause errors in our solutions or other aspects of the computing environment into which they are deployed. Despite our testing, these defects may not be found until they are released to customers, which runs the risk of negative publicity and possible loss of future customers. We may also be required, in the event our solutions face issues, to expend additional resources to help correct the problem.

Security breaches, computer malware, computer hacking attacks and other security incidents could harm our business, reputation, brand and operating results.

Security incidents have become more prevalent across industries and may occur on our systems, or on the systems of third parties we use to host our solutions or SaaS solutions that we use in the operation of our business. These security incidents may be caused by or result in but are not limited to security breaches, computer malware or malicious software, ransomware, computer hacking, denial of service attacks, security system control failures in our own systems or from vendors we use, email phishing, software vulnerabilities, social engineering, sabotage, drive-by downloads and the malfeasance of our own employees. In particular, because we will utilize a multi-tenant platform, any security breach would potentially affect a significant amount of our customers. Such security incidents, whether intentional or otherwise, may result from actions of hackers, criminals, nation states, vendors, employees, contractors, customers or other threat actors. We have experienced two email phishing attacks that resulted in the compromise of a limited number of email accounts. Although we have taken a number of measures to prevent future phishing attacks, we cannot be certain that our efforts will be effective.

We have experienced and may in the future experience disruptions, outages and other performance problems on our internal systems due to service attacks, unauthorized access or other security related incidents. Any security breach or loss of system control caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss, modification or corruption of data, software, hardware or other computer equipment and the inadvertent transmission of computer malware could harm our business, operating results and financial condition, and expose us to claims arising from loss or unauthorized disclosure of confidential or personal information and the related breach of our contracts with customers or others, or of privacy or data security laws. If an actual or perceived security incident occurs, the market perception of the effectiveness of our security controls could be harmed, our brand and reputation could be damaged, we could lose customers, and we could suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, regulatory fines, private lawsuits and changed security control, system architecture and system protection measures.

We may in the future experience disruptions, outages and other performance problems on the systems that we host for our customers due to service attacks, unauthorized access or other security related incidents. Any security breach or loss of system control caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss, modification or corruption of data, software, hardware or other computer equipment and the inadvertent transmission of computer malware could disrupt the services that we provide to our customers, harm our customers’ business, operating results and financial condition, and expose us to claims from our customers for the damages that result, which could include, without limitation, claims arising from loss or unauthorized access, acquisition or disclosure of personal information and the related breach of privacy or data security laws. If an actual or perceived security incident occurs, the market perception of the effectiveness of our security controls could be harmed, our brand and reputation could be damaged, we could lose customers, and we could suffer financial exposure due to such events or in connection with remediation efforts, investigation costs, regulatory fines, private lawsuits and changed security control, system architecture and system protection measures.

We rely on highly skilled personnel and, if we are unable to attract, retain or motivate substantial numbers of qualified personnel or expand and train our sales force, we may not be able to grow effectively.

Our future success largely depends on the talents and efforts of key technical, sales and marketing employees, as well as our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry is intense and often leads to increased compensation and other personnel costs. In addition, competition for employees with experience in our industry can be intense, particularly in Europe, where we hope our research and development operations will be concentrated and where other technology companies compete for management and engineering talent. Our continued ability to compete and grow effectively depends on our ability to attract substantial numbers of qualified new employees and to retain and motivate our existing employees.

Assertions by third parties of infringement or other violations by us of their intellectual property rights, or other lawsuits brought against us, could result in significant costs and substantially harm our business, operating results and financial condition.

Patent and other intellectual property disputes are common in the markets in which we will compete. Some companies in the markets in which we compete, including some of our competitors, own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims of infringement, misappropriation or other violations of intellectual property rights against us, our partners, our technology partners or our customers. As the number of patents and competitors in our market increase, allegations of infringement, misappropriation and other violations of intellectual property rights may also increase. While we make every effort to distinguish our competitors’ intellectual property, we cannot assure you that we are not infringing or otherwise violating any third-party intellectual property rights.

Furthermore, companies that bring allegations against us may have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend against similar allegations that may be brought against them than we do. We have received, and may in the future receive, notices alleging that we have misappropriated, misused or infringed other parties’ intellectual property rights, including allegations made by our competitors, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement assertions. There also is a market for acquiring third-party intellectual property rights and a competitor, or other entity, could acquire third-party intellectual property rights and pursue similar assertions based on the acquired intellectual property. They may also make such assertions against our customers or partners.

An adverse outcome of a dispute may require us to take several adverse steps such as: pay substantial damages, including potentially treble damages, if we are found to have willfully infringed a third party’s patents or copyrights; cease making, using, selling, licensing, importing or otherwise commercializing solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to attempt to redesign our solutions or otherwise to develop non-infringing technology, which may not be successful; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies or intellectual property rights or have royalty obligations imposed by a court; or indemnify our customers, partners and other third parties. Any damages or royalty obligations we may become subject to, any prohibition against our commercializing our solutions as a result of an adverse outcome could harm our business and operating results.

Failure to protect and enforce our proprietary technology and intellectual property rights could substantially harm our business, operating results and financial condition.

The success of our business depends on our ability to protect and enforce our proprietary rights, including our patents, trademarks, copyrights, trade secrets and other intellectual property rights, throughout the world. We attempt to protect our intellectual property under patent, trademark, copyright and trade secret laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. However, the steps we take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Despite our current precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create products and services that compete with ours.

As of January 31, 2021, we had one issued patent. Our issued patent expires December 31, 2037. The process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. We may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions. Furthermore, it is possible that our patent applications may not result in issued patents, that the scope of the claims in our issued patents will be insufficient or not have the coverage originally sought, that our issued patents will not provide us with any competitive advantages, and that our issued patents and other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. In addition, issuance of a patent does not guarantee that we have an absolute right to practice our patented technology, or that we have the right to exclude others from practicing our patented technology. As a result, we may not be able to obtain adequate patent protection or to enforce our issued patents effectively.

From time to time, legal action by us may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against allegations of infringement or invalidity. This is particularly important as we are in our product testing stage. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results, financial condition and cash flows. If we are unable to protect our intellectual property rights, our business, operating results and financial condition will be harmed.

Our use of open source technology could impose limitations on our ability to commercialize our solutions and platform and application intelligence software platform.

We use open source software in our solutions and platform and expect to continue to use open source software in the future. Although we monitor our use of open source software to avoid subjecting our solutions and platform to unintended conditions, we may face allegations from others alleging ownership of, or seeking to enforce the terms of, an open source license, including by demanding release of the open source software, derivative works, or our proprietary source code that was developed using such software. These allegations could also result in litigation. The terms of many open source licenses have not been interpreted by U.S. courts. As a result, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our solutions. In such an event, we could be required to seek licenses from third parties to continue offering our solutions, to make our proprietary code generally available in source code form, to re-engineer our solutions or to discontinue the sale of our solutions if re-engineering could not be accomplished on a timely basis, any of which could adversely affect our business, operating results and financial condition.

Any actual or perceived failure by us to comply with our privacy policy or legal or regulatory requirements in one or multiple jurisdictions could result in proceedings, actions or penalties against us.

We are subject to federal, state, and international laws, regulations and standards relating to the collection, use, disclosure, retention, security, transfer and other processing of personal data. The legal and regulatory framework for privacy, data protection and security issues worldwide is rapidly evolving and as a result, implementation standards, potential fines, enforcement practices and litigation risks are likely to remain uncertain for the foreseeable future.

In the United States, California enacted the CCPA, on June 28, 2018, which became effective on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the U.S., which could increase our potential liability and adversely affect our business.

Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws, regulations, and standards related to the Internet, our business may be harmed.

Our products might experience coding or configuration errors, which could damage our reputation and deter current and potential customers from purchasing our products.

Although we continue to test our products and updates prior to their release and will throughout their intended life, our cloud-based and on-premises software and hardware products sometimes contain coding or configuration errors that can negatively impact their functionality, performance, operation, and integration capabilities. Coding and configuration errors can expose us to product liability, performance, warranty claims, and harm our reputation.

We are subject to cyber-attacks; we are subject to laws and regulations governing the protection of personally identifiable information, a cyber-attack or a failure to comply with applicable privacy or data protection laws could harm our reputation and have an adverse effect on our business.

We will collect, process, transmit, and store (on our operating systems and those of third-party providers) customer transactional data and their customers’ and employees' personally identifiable information or other data.  Our operating systems, and those of our third-party providers, could become subject to cyber-attacks, including using computer viruses, credential harvesting, dedicated denial of services attacks, malware, social engineering and other means for obtaining unauthorized access to or disrupting the operation of our systems and those of our third-party providers. Any future failure or interruption of our operating systems or those of our third-party providers could result in operational disruptions or misappropriation of information, including interruption of systems availability or denial of access to and misuse of applications or information required by our customers to conduct their business. Any operational disruptions or misappropriation of information could harm our relationship with our customers and could have a material adverse effect on our business, financial condition, and results of operations.

We face extensive competition in our markets, and our failure to compete effectively could result in price reductions and/or decreased demand for our products and services.

The markets for our media summarization software, Jangit, and hardware products are characterized by rapid technological advances, intense competition among existing and emerging competitors, evolving industry standards, emerging business, distribution and support models, disruptive technology developments, and frequent new product introductions.

While we think our media summarization software, Jangit, and hardware products offer competitive, innovative features and functionality, any one of these factors could create downward pressure on pricing and gross margins and could adversely affect sales to our existing customers, as well as our ability to attract and sell to new customers. Our future success will depend on our ability to anticipate and identify changes in customer needs and/or relevant technologies and rapidly and effectively respond and improve our products, including changes in operating systems, application software and computer and communications hardware, with which our products interoperate or their performance and functionality are otherwise affected. If we fail to anticipate and/or identify changes in customer needs and/or emerging relevant technological trends, our business, results of operations and financial conditions could suffer. Additionally, any delay in the development, marketing, or launch of new products or enhancements to our existing products could result in customer attrition or impede our ability to attract new customers, causing a decline in our revenue, earnings or stock price and weakening our competitive position.

We rely on continued access to content for our products to work, and changes to this access may prove detrimental to our products and services.

Our products will rely on continued available access to various media and content platforms in order to properly summarize media and perform other functions for our customers. Losing access to licensed technology, content, media, and information, including legal databases, broadcast content, news outlets, social media platforms, and reading platforms, could create delays in the functionality and usefulness of our products and services until we can identify, mitigate, and create a new plan moving forward with equivalent technology. These potential delays may harm our customer base and brand reputation.

Risks Related to our Financial Condition and Capital Requirements

If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the year ended July 31, 2021, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended July 31, 2021, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, as noted above, we have experienced recurring losses from operations and negative cash flows from operating activities, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, as noted above, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Additionally, the maximum proceeds from this offering will not be sufficient to complete the development of our product, as we will require an additional $1,000,000 of funding. Thus, this offering is a best-efforts offering as there is no assurance that we will receive any proceeds from it. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

We have a limited operating history.

The Company has a limited operating history. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues. There is no assurance that we will be successful in achieving a return on shareholders’ investment, and the likelihood of success must be considered in light of the early stage of our beverage operations.

We may incur significant debt to finance our operations.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness, or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct our business.

Risk Factors Relating to Our Business Operations and Financial Results

If our technical and maintenance support services are not satisfactory to our customers, they may not renew their services agreements or buy future products, which could adversely affect our future results of operations, financial condition, and cash flows.

Our business will rely on our customers’ satisfaction with the technical and maintenance support services we provide to support our products. If we fail to provide technical and maintenance support services that are responsive, satisfy our customers’ expectations and resolve issues that they encounter with our products, then they may not purchase additional products or services from us in the future.

If we are unable to recruit and retain qualified employees, our business may be harmed.

Much of our future success depends on hiring qualified employees and the continued service of our senior management. Experienced personnel in the management technology industry are in high demand and competition for their talents is intense in the skill-set we require. Moreover, we believe that a critical contributor to our success is our corporate culture and values. We must successfully attract and retain qualified business, technical, product development and other employees that contribute to our business. Our failure to do so, could adversely affect our ability to innovate, to rapidly and effectively change and introduce new products, and to provide timely and effective installation, technical and maintenance support services, and our financial condition and results of operations may suffer.

Risk Factors Related to Our Common Stock

The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, litigation involving us, general trends relating to the beverage industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control, including the effects of the COVID-19 outbreak, could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

If we are not able to achieve our objectives for our business, the value of an investment in our company could be negatively affected.

In order to be successful, we believe that we must, among other things:

•increase the sales volume and gross margins for our products;

•maintain efficiencies in operations;

•manage our operating expenses to sufficiently support operating activities;

•maintain fixed costs at or near current levels; and

•avoid significant increases in variable costs relating to production, marketing and distribution.

We may not be able to meet these objectives, which could have a material adverse effect on our results of operations. We have incurred significant operating expenses in the past and may do so again in the future and, as a result, will need to increase revenues in order to improve our results of operations. Our ability to increase sales will depend primarily on success in expanding our current markets, improving our distribution base, entering into DTR arrangements with national accounts, and introducing new brands, products or product extensions to the market. Our ability to successfully enter new distribution areas and obtain national accounts will, in turn, depend on various factors, many of which are beyond our control, including, but not limited to, the continued demand for our brands and products in target markets, the ability to price our products at competitive levels, the ability to establish and maintain relationships with distributors in each geographic area of distribution and the ability in the future to create, develop and successfully introduce one or more new brands, products, and product extensions.

Our common stock is not traded on any marketplace. Eventually, we anticipate that our stock will be traded on the OTCQB Marketplace, which may have an unfavorable impact on our stock price and liquidity.

Our stock is not traded on any marketplace. Eventually, we anticipate our stock will be traded on the OTCQB Marketplace. The OTCQB is a significantly more limited market than the national securities exchanges such as the New York Stock Exchange, the American Stock Exchange or Nasdaq system, and there are lower financial or qualitative standards that a company must meet to be listed on the OTCQB. The OTCQB market is an inter-dealer market much less regulated than the major exchanges and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock. We currently do not meet applicable listing standards of a market senior to the OTC and we may never apply or qualify for future listing on Nasdaq or a senior market.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.  Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

THE OFFERING

This prospectus relates to the sale of 20,000,000 shares of common stock, par value $0.001, of the Company at a price of $0.10 per share on a best efforts basis. This offering terminates 24 months after commencement of this offering. This is the initial offering and Primary Offering of common stock of the Company. The Company is offering the shares on a self-underwritten “best efforts” basis directly through its CEO and director, Kelly Kirchhoff. There is no minimum number of common shares required to be purchased and, therefore, the total proceeds received by the Company might not be enough to begin operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 3,000,000 shares being registered by the Selling Security Holders of the Company. 1,000,000 shares being registered were issued to the CEO of the Company, Kelly Kirchhoff, on or about November 19, 2020; another 500,000 shares being registered were issued by the Company to an investor on or about November 19, 2020; and 1,500,000 shares being registered were issued by the Company to Digital Research Solutions, Inc. on or about November 19, 2020.

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and our shares are quoted on the OTC Link or another quotation board (such as the OTC Bulletin Board), and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this secondary offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,950,000.00 after deducting the estimated expenses of registration.

We anticipate that the net proceeds of the Offering will be used primarily to execute our business plan as follows: $1,162,000 for inventory and product development, $394,000 for advertising and marketing costs, and $394,000 for general working capital. Additionally, proceeds may be used for website development, initiating the process of listing our stock on the OTCQB (or another quotation board) and receiving DTC eligibility, paying other general and administrative expenses, and use as general working capital. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and results of its research and assessments as to the market potential of its proposal to develop the business. In the event that we sell less than the maximum shares offered in the Primary Offering, our first priority is to pay fees associated with registration of our stock and becoming a publicly traded company. The following table summarizes how we anticipate using the gross proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross Proceeds	$500,000	$1,000,000	$1,500,000	$2,000,000

Expected offering expenses	50,000	50,000	50,000	50,000

Net Proceeds	450,000	950,000	1,450,000	1,950,000

Advertising and marketing	$94,000	$194,000	$294,000	$394,000

Inventory & Product Development	262,000	562,000	862,000	1,162,000

General Working Capital	94,000	194,000	294,000	394,000

Total	$450,000	950,000	1,450,000	1,950,000

The Company anticipates that the estimated $2,000,000 gross proceeds from the Maximum Offering will enable it to purchase new inventory, improve product development, expand operations, and fund its other capital needs for the next fiscal year. In the event that the Maximum Offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $450,000 in gross proceeds to implement its business plan and support its operations over the next twelve months. We will require a $3,000,000 infusion to complete our product. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and our shares are quoted on the OTCQB or another quotation board (such as OTCQB) and thereafter at prevailing market prices or privately negotiated prices. In determining the Primary Offering price of the shares, we considered several factors including:

•Our start-up status;

•Prevailing market conditions, including the history and prospects for the industry in which we compete;

•Our future prospects; and

•Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB or another quotation board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

We have issued 37,500,000 common shares as of December 10 , 2021. all of which are restricted shares. There are no outstanding shares of preferred stock, options, warrants, notes payable convertible into capital stock, or other securities that are convertible into shares of common stock.

Holders

We had three shareholders of record of our common stock as of December 10 , 2021.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

Most of the Company’s current shareholders acquired shares at a cost substantially less than $[__] per share (with recent investors paying less than $0.01 per share), whereas outside investors purchasing shares in the offering will pay a price of $[__] per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $[__] per share. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	0.10	0.10	0.10	0.10
Net tangible book value per share before offering	(0.0003)	(0.0003)	(0.0003)	(0.0003)
Increase per share attributable to investors	0.147	0.114	0.079	0.041
Pro forma net tangible book value per share after offering	0.146	0.114	0.078	0.040
Dilution per share to investors	0.854	0.886	0.922	0.960

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of December 10 , 2021, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

1,000,000 shares being registered were issued to the CEO of the Company, Kelly Kirchhoff, on or about November 19, 2020; another 500,000 shares being registered were issued by the Company to Okane Enterprises, LLC on or about November 19, 2020; and 1,500,000 shares being registered were issued by the Company to Digital Research Solutions, Inc. on or about November 19, 2020.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

The percentages below are calculated based on 29,500,000 shares of our common stock issued and outstanding as of December 10 , 2021.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares Held After the Offerings	Percentage of Total Issued and Outstanding after the Offerings
Digital Research Solutions, Inc. (1)	26,000,000	1,500,000	24,500,000	42.61	%(2)
Kelly Kirchhoff	10,000,000	1,000,000	9,000,000	15.65	%(2)
Okane Enterprises, LLC	1,500,000	500,000	1,000,000	1.74	%(2)
Total	37,500,000	3,000,000	34,500,000	60.00%

(1)

Beneficially owned by Kelly Kirchhoff, who, upon information and belief, has sole voting power and dispositive power over the stock held in the name of the entity shareholder, Digital Research Solutions, Inc., and is deemed to be the beneficial owner of shares held in its name.

(2)

Assumes all of the Primary Offering and Secondary Offering shares of common stock offered in this prospectus are issued and sold, and no other shares of common stock are issued or sold during the offering period. Based on (i) 37,500,000 shares of common stock issued and outstanding as of December 10 , 2021, and (ii) 20,000,000 shares of common stock being sold in the Primary Offering, such that 57,500,000 shares of common stock would be considered issued and outstanding.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Where You Can Find our Reports

Any person or entity may read and copy our reports with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Room by calling the Commission toll free at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov where reports, proxies and other disclosure statements on public companies may be viewed by the public.

Results of Operations for the Year Ended July 31, 2021 compared to the Period from Inception (June 29, 2020) through July 31, 2020

Revenue

For the year ended July 31, 2021 and for the period from inception (June 29, 2020) through July 31, 2020, the Company had no revenue.

Operating Expenses

The operating expenses were $149,140 and $70 for the year ended July 31, 2021 and for the period from inception (June 29, 2020) through July 31, 2020, respectively.  The primary expense for the year ended July 31, 2021 was $110,000 for stock-based compensation.

Net Income (Loss)

The net loss for the year ended July 31, 2021 and for the period from inception (June 29, 2020) through July 31, 2020, was $150,494 and $70, respectively.

Liquidity and Capital Resources

General

At July 31, 2021, we had cash of $95. Our future cash needs will be met through proceeds from financing and sales of our securities. Our cash requirements are generally for general and administrative activities. We believe that our cash balance is not sufficient to finance our cash requirements for expected operational activities, capital improvements, and partial repayment of debt through the next 12 months. Additionally, the maximum proceeds from this offering will not be sufficient to complete the development of our product, as we will require an additional $1,000,000 of funding. Thus, this offering is a best-efforts offering as there is no assurance that we will receive any proceeds from it.

Our operating activities used cash of $30,140 for the year ended July 31, 2021.

Cash used in investing activities for the year ended July 31, 2021 was $0.

Cash provided by our financing activities was $30,235 for the year ended July 31, 2021.

As of July 31, 2021, current liabilities exceeded current assets by $40,564.

For the
Year
ended
July 31, 2021

Cash used in operating activities	$(30,140)
Cash used in investing activities	-
Cash provided by financing activities	30,235
Net changes to cash	$95

Going Concern

The Company has a net loss for the year ended July 31, 2021 of $150,494, a working capital deficit as of July 31, 2020 of $40,564 and has cash used in operations of $30,140 for the year ended July 31, 2021. Without further funding, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to continue its operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements.

There can be no assurances that the Company will be successful in generating additional cash from the equity/debt markets or other sources to be used for operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Based on the Company’s current resources, the Company will not be able to continue to operate without additional immediate funding. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

The Company has been impacted by the COVID-19 pandemic, and some of its earlier plans to further diversify its operations have been paused due to the economic uncertainty.

Off Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied, and the fair value of the common stock used in stock-based compensation and derivative valuations.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with FASB ASC 820 (the “Fair Value Topic”). For certain of our financial instruments, including cash, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

We have adopted accounting guidance for financial and non-financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Recently Issued Accounting Pronouncements

We have decided to take advantage of the exemptions provided to emerging growth companies under the JOBS Act and as a result our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

We are susceptible to general economic conditions, natural catastrophic events and public health crises, and a potential downturn in advertising and marketing spending by advertisers could adversely affect our operating results in the near future.

Our business is subject to the impact of natural catastrophic events, such as earthquakes, or floods, public health crisis, such as disease outbreaks, epidemics, or pandemics, and all these could result in a decrease or sharp downturn of economies, including our markets and business locations in the current and future periods. The outbreak of the coronavirus (COVID-19) resulted in increased travel restrictions, and shutdown of businesses, which may cause slower recovery of the economy. We may experience impact from quarantines, market downturns and changes in customer behavior related to pandemic fears and impact on our workforce if the virus continues to spread. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. The extent to which the coronavirus impacts our results will depend on future developments and reactions throughout the world, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus. It is likely to result in a potential material adverse impact on our business, results of operations and financial condition. Wider-spread COVID-19 globally could prolong the deterioration in economic conditions and could cause decreases in or delays in advertising spending and reduce and/or negatively impact our short-term ability to grow our revenues. Any decreased collectability of accounts receivable, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

DESCRIPTION OF BUSINESS

Overview and Mission

Jangit Enterprises, Inc. (the “Company” or “Jangit”), was incorporated in the State of Utah on June 29, 2020. Through a licensing agreement, Jangit sells and develops a “media summarizer” product marketed under the name “Jangit”. Our goal is to eventually have Jangit become a verb, like Google. If you want to synthesize a textbook or an article you would Jangit.

On November 19, 2020, the Company entered into a License Agreement with Digital Research Solutions, Inc. (“DRS”) through which it received a license to use the patented “media summarizer” technology owned by DRS. The License Agreement was amended on June 9, 2021. Through the License Agreements, as amended, the Company received from DRS an exclusive, sublicensable, non-transferable, royalty-bearing, worldwide license or sublicense to make, have made, use, import, sell, and offer for sale products using the “media summarizer” technology. The Company issued 26,000,000 shares of common stock to DRS under the License Agreement. The License Agreement has royalty fees of 6% of net sales of licensed products with a minimum royalty payment of $10,000 per year beginning on January 1, 2021. The royalty payment shall be for ten years from the first commercial sale of the applicable licensed product in the applicable country.

Industry Overview

Our society has access to more information and data than ever, with seemingly less free time to learn and synthesize the information available. Many apps and software exist to ease our access to information, organize it and describe it, saving consumers time and encouraging efficiency.

The Problem

One of the largest problems facing the modern world is that there is more and more information available to all of us at our fingertips. The problem is that all of us are faced with more and more time constraints. One of the most valuable tools that can be provided is for a person to have the ability to quickly and accurately sift, sort, and consolidate information into an amount that is consumable and usable for the individual’s particular purpose.

Our Solution

The beauty of Jangit is the licensed patented “media summarizer” process. The licensed algorithm can be customized by the user for their specific purpose. For example, a scholarly article on the latest techniques in brain surgery would have interest and utility to varying degrees with different parties. A brain surgeon would want to read the article in its entirety. A general medical doctor would probably want to have the article consolidated by about 50 or 60%. Someone who is interested in science in general may want to have it consolidated by 80%. And someone who is only passively interested would likely only want to capture the main points so they could have it consolidated by 95%.

A Jangit subscriber will be able to synthesize anything of interest to varying degrees. One version has been tested and deployed on a limited release in beta version. There are five additional products that utilize patented algorithm that are in production. The media summarizer is currently 80% complete. The remaining steps to have a commercial product include placing the product on a completed webpage and finalizing the programming of the links and key word search features. This product will be able to be completed with an infusion of $3,000,000 and six months of programming. After we complete these steps, we will create an app and begin our marketing efforts of the product and associated app to college students and professionals.

Products

The Jangit engine is designed to gather data in multiple formats, standardize that data in a singular searchable format, and summarize data using custom rules. Jangit involves a three-step process which includes (1) Translation, (2) Mapping, and (3) Shaping.

During translation, data will be uploaded or scraped from documents, URLs or website. Data may consist of any readable source online or in digital form, including images. The Jangit Engine will then take that information and turn it into a standard language that can be valued based on its type, content, styles, font, punctuation and wording. Those values are assigned a standard set of binary rules for future use. Finally, the data is stored on the database for current and future need.

Mapping begins as the translated data is recalled and analyzed to the specification of the engine. The data is then valuated based on the parameters given in the engine to a set of standards. Each piece of data is given a value that can be qualified. The final data is then ready for shaping.

Now that the engine has accomplished a task of standardizing all of your data, you can now apply standard filters to the documents. You can apply your own parameters and focal points on each document or the bundle of documents as a whole. The final product is a set of documents or data that is fine tuned to your specification. The entire research model can be exported in one final draft.

Multi-Market Possibilities

Legal Industry. Jangit can take large case files and create a searchable database with automated flags that will pull any topic that they desire for research.

Tech Industry. Jangit can take large amounts of technical documents and specification and summarize them down to a synopsis while centering around the current topic.

Educational Industry. Jangit can create a cliff note version of any large publication to be utilized for exam cramming.

News Industry. Jangit has the ability to take articles and turn them into paraphrased bullet points that can link onto any web page.

Publishing Industry. Jangit can take publications and create sample text from the publication by percentage of entire publication.

Medical Industry. Jangit can take medical research and pack it into readable documents that physicians can look through and center research based on criteria.

Types of Source Material

1.Document in virtually any format, including PDF, Microsoft Word, TIFF, etc.

2.Images – Optical Character Recognition (OCR)

•Upload image files and Jang-It will turn those images into searchable documents

3.Web Pages

•Paste weblinks (URLs) from anywhere on the world wide web

Powerful Summarization

Jangit’s powerful algorithm summarizes large quantities of data into simple, easy-to-digest bits of information to save hours of research and review time. Jangit identifies and removes superfluous content, as well as tags and indexes important content for future reference.

Behind the Engine

The Jangit algorithm intuitively and intelligently scans source material, pulls summaries, and creates back-links to source files. The intelligent engine becomes “smarter” and more efficient with subsequent searches by learning the user’s preferences. Modular build can change summarization protocol according to language, industry, and utilization.

Our Growth Strategy

“Freemium”

Our focus groups have shown that consumers respond well to a “freemium” pay model where the basic services are “free,”1 and the consumer would have the option to either expand the service with a pay-per use or subscription fee model. Each month the consumer would have up to two summaries at no cost to the consumer. If the user needs more summaries, they can elect to use a pay-per-use model, or a subscription-based model at a greater cost savings to the user.

Our focus groups have further shown that consumers will continue to use the service with up to three (3) free summarizations per month and are willing to pay up to $0.99 per additional summarization. Finally, our study shows that tiered subscription models are preferred for consumers beginning at .99, then to $4.99, and finally $9.99 per month depending on usage.

Competition

Publishers of textbooks and other academic resources have always struggled with the amount of content they’ve been able to curate for the end user. Often, publishers and content creators will publish summaries and abstracts to their work, most popular of these summaries are the infamous “Cliff Notes” which is ubiquitous in academia.

Both the content creator and the content consumer are limited to the actual content that the creator is willing to summarize. To our knowledge, there is no competition that allows both the content creator and the content consumer to create a custom summary that can summarize virtually any content and customize it to the specific needs of the user.

Marketing and Sales

We intend to utilize funds raised to implement the following marketing plan:

1.Consumer User.

a.Marketing through social media, email marketing, search engine optimization, pay-per click, and traditional media.

b.Targets include students, small businesses, professionals, and other consumers of print media.

2.Institutional User.

a.Marketing through industry specific sales force.

b.Targets include academic institutions, research institutions, trade associations, producers of print and digital media, and other producers of content.

Intellectual Property

We rely on a combination of patent, copyright, trademark, trade dress, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights. These laws, procedures, and restrictions provide only limited protection. As of  December 10 , 2021, we had 1 issued patent owned by Digital Research Solutions, Inc. Our issued patent expires December 31, 2037. We cannot be assured that any of our patent applications will result in the issuance of a patent or whether the examination process will require us to narrow the scope of the claims sought. Any future patents issued to us may be challenged, invalidated or circumvented. Any patents that may issue in the future with respect to pending or future patent applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers.

We have registered the “JANGIT” logo as trademarks in the United States and other jurisdictions for our name and our product as well as certain other words and phrases that we use in our business, including “Jangit.” We have registered numerous Internet domain names related to our business. We also license software from third parties for integration into our applications and utilize open source software. All of the intellectual property described above is owned by Digital Research Solutions, Inc.

We enter into agreements with our employees, contractors, customers, partners, and other parties with which we do business to limit access to and disclosure of our proprietary information. We cannot be certain that the steps we have taken will prevent unauthorized use or reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive with ours or that infringe our intellectual property. The enforcement of our intellectual property rights also depends on any legal actions against these infringers being successful, but these actions may not be successful, even when our rights have been infringed.

Furthermore, effective patent, trademark, trade dress, copyright, and trade secret protection may not be available in every country in which our products are available over the Internet. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving.

Government Regulation:

We are subject to varying degrees of regulation by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

•reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an “emerging growth company” can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Other Information

The Company’s office is located at 64175 620th Street, Atlantic, IA  50022.

Employees

As of December 10 , 2021, the Company did not have any full-time employees. Its sole officer, Kelly Kirchhoff, dedicates sufficient time to run the Company.

DESCRIPTION OF PROPERTY

The Company’s office space is provided free of charge by its officer and director, Kelly Kirchhoff. The Company does not own or lease any other property.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments of our current Directors and executive officers.

Name	Age	Position

Kelly Kirchhoff	53	Chief Executive, Financial and Accounting Officer and a Director

Executive Officers

Kelly Kirchhoff, Mr. Kirchhoff has had a varied career in leadership since his graduation with an Associate’s Degree from Iowa Western Community College in 1987. Most recently, from 2014 to 2020, he serve as a sales and software manager for Digital Research Solutions. He has been the CEO of Digital Research Solutions, Inc. and still serves in that capacity. Prior to that, he was the Chief Executive Officer of Smarbee, Inc. an international software company. Prior to 2005, he worked as a financial advisor, broker, marketer and farm manager.

Directors are generally elected at an annual shareholders’ meeting and hold office until the next annual shareholders’ meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board’s discretion.

The Company does not have an independent director, as that term is defined in Section 803 of the NYSE Company Guide. The Company does not have a financial expert.

Board Composition

Our By-Laws provide that the Board of Directors shall consist of not less than one nor more than fifteen directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is:

Turner, Stone & Company, L.L.P.

12700 Park Central Drive, Suite 1400

Dallas, TX  75251

Tel: 972.239.1660

Code of Ethics

The Company currently does not have a Code of Ethics.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. Other than disclosed herein, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

Compliance with Section 16(a) of the Exchange Act

Upon the effectiveness of this Registration Statement, we intend to file a Form 8-A registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the compensation earned by the Company’s principal executive officers for the year ended July 31, 2021 and 2020 ..

SUMMARY COMPENSATION TABLE

Name and				Stock	Option	Other Annual
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	($)

Kelly Kirchhoff	2020	$-	$-	$-	$-	$-	$-
Chief Executive Officer	2021	$-	$-	$10,000-	$-	$-	$-

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Executive Compensation. During the year ended July 31, 2021, the Company provided Mr. Kirchhoff 10,000,000 shares of the Company’s common stock.

Compensation Committee Interlocks and Insider Participation. During the year ended July 31, 2021, none of the Company’s officers was also a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of the Company’s directors.

Long-Term Incentive Plans.

The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans.

Employee Pension, Profit Sharing or other Retirement Plans.

The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Compensation Committee Interlocks and Insider Participation.

During the year ended July 31, 2021, none of the Company’s officers was also a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of the Company’s directors.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Director Compensation Table

	Fiscal	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	Year	(1)	(3)	(4)	(5)	($)

Kelly Kirchhoff	2020	$-	$-	$-	$-	$-

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table. The Company issued ____________.

Mr. Kirchhoff was not compensated for their services as directors of the Company. Mr. Kirchhoff’s compensation as an executive officer of the Company is described in the Compensation of Executives section above.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment arrangements or agreements, or other contracts with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of November 16, 2021, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 37,5000,000 shares of our common stock issued and outstanding as of December 10 , 2021. We do not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed below is care of Jangit Enterprises, Inc., 64175 620th Street, Atlantic, IA 50022.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class as of December 10 , 2021	Percent of Class after Offering (1)
Kelly Kirchhoff (2) (3)	Common	10,000,000 Shares	26.667%	17.39%
Digital Research Solutions, Inc.	Common	26,000,000 Shares	69.33%	45.21%

All Officers and Directors as a Group (3)	Common	36,000,000 Shares	96.0%	62.6%

(1)Based on 37,500,000 shares of common stock outstanding prior to the Primary Offering and 57,500,000 shares of common stock outstanding after the Primary Offering assuming all shares in the offering are sold.

(2)Officer and Director.

(3)Kelly Kirchhoff is deemed to be the beneficial owner of 10,000,000 shares held in his name, and 26,000,000 shares held in the name of Digital Research Solutions, Inc. because Mr. Kirchhoff is a director of Digital Research Solutions, Inc. and has voting control over securities held in the name of Digital Research Solutions, Inc. as he is the CEO of Digital Research Solutions, Inc. and also the majority shareholder.

Digital Research Solutions, Inc. is a related party of the Company and may elect to distribute the restricted shares in Jangit to its shareholders.

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and director, Kelly Kirchhoff, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Kirchhoff will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Kirchhoff intends to sell the shares being registered according to the following plan of distribution:

•Shares will be offered to friends, family, and business associates of Mr. Kirchhoff.

Mr. Kirchhoff will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•he must not be subject to a statutory disqualification;

•he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•he must not be an associated person of a broker-dealer;

•he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

•he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Kirchhoff will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. Kirchhoff, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•prospectus, with subscription agreement, is delivered by the Company to each offeree;

•the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;

•each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•once approved by counsel, the subscription is accepted by Mr. Kirchhoff, and the funds deposited into an account labeled: Jangit Enterprises, Inc. within four (4) days of acceptance;

•subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the Company’s operating account.

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at a fixed price of $0.10 per share until a trading market emerges for the securities. The Selling Security Holders may use any one or more of the following methods when selling shares:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•to cover short sales made after the date that this prospectus is declared effective by the Commission;

•broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. For more information, see the section titled “Rule 144” herein on page 33.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTCQB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through the direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 16, 2020, the Company executed an unsecured promissory note with Kirchhoff for $8,100.

On November 19, 2020, Kirchhoff, the incorporator, sole officer and director of the Company, was issued 10,000,000 founder’s shares of common stock of the Company for services rendered in the Company’s business plan and as an officer and director of the Company.

On November 19, 2020, the Company and DRS entered into the License Agreement.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.001, of which 37,500,000 shares are issued and outstanding as of December 10 , 2021. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are currently authorized to issue 10,000,000 shares of preferred stock, par value $0.001, of which 0 shares are issued and outstanding as of December 10 , 2021. We have not designated any series of preferred stock, but our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants or options outstanding; nor are there any other equity or debt securities convertible into common stock.

Security Holders

As of December 10 , 2021, there were 37,500,000 common shares issued and outstanding, which were held by three stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged Action Stock Transfer Company as transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

Action Stock Transfer

2469 E. Fort Union Blvd

Suite 214

Salt Lake City, UT 84121

Telephone No: (801) 274-1088

Admission to Quotation on the OTC LINK

We intend to have a market maker file an application for our common stock to be quoted on the OTC Link, LLC quotation board operated by OTC Markets Group, Inc. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTCQB (including filing an initial application with OTC Markets Group, Inc. and paying an application and annual fee, maintaining a minimum bid price of $0.01 per share, being current in SEC reporting requirements, and maintaining issuer information on OTC Markets), our securities will trade on the OTCQB. In light of the eligibility requirements to have our shares approved for quotation on the OTCQB, we may not now or ever qualify for quotation on the OTCQB. We currently have no market maker who is willing to list quotations for our securities or file an application for our common stock to be quoted on the OTCQB.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 37,500,000 shares of our common stock as of December 10 , 2021. Of these shares, all of the 20,000,000 and 3,000,000 shares to be registered in this offering (in both the Primary Offering and Secondary Offering respectively) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 34,500,000 shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-

1% of the number of shares of our common stock then outstanding, which would equal approximately 375,000 shares, based on the number of shares of our common stock outstanding as of December 10 , 2021; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of Jangit Enterprises, Inc. as of July 31, 2021 and 2020, have been included herein in reliance on the report of Turner, Stone & Company, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is 175 S. Main Street, Suite 1410, Salt Lake City, Utah, 84111.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Jangit Enterprises, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is December __ , 2021

Report of Independent Registered Public Accounting Firm and
Audited Financial Statements

For the Year Ended July 31, 2021 and the Period From June 29, 2020 (Inception) to July 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Director and Stockholders’ of Jangit Enterprises, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jangit Enterprises, Inc. (the “Company”) as of July 31, 2021 and 2020, and the related statements of operations, stockholders’ deficit and cash flows for the year ended July 31, 2021 and the period from June 29, 2020 (inception) to July 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2021 and 2020 and the results of its operations and its cash flows for the year ended July 31, 2021 and the period from June 29, 2020 (inception) to July 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had no operations during the period under audit and is reliant upon management’s ability to raise working capital from third parties. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

November 16, 2021

We have served as the Company’s auditor since 2020.

Jangit Enterprises, Inc.
Balance Sheets
July 31,

	2021	2020
ASSETS
Current assets
Cash	$95	$-
Total current assets	95	-

License Agreement with related party	26,000	-

Total assets	$26,095	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
Notes payable	$9,000	$-
Notes payable to related party	21,235	-
Accrued expenses	9,612	70
Accrued expenses primarily to related party	811	-

Total current liabilities	40,659	70

Total liabilities	40,659	70

Commitments and contingencies (Note 2)

Stockholders’ deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized.
0 shares issued, issuable and outstanding at July 31, 2021
and 2020	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized,
37,500,000 and 0 shares issued, issuable and outstanding at
July 31, 2021 and 2020, respectively	37,500	-
Additional paid-in capital	98,500	-
Accumulated deficit	(150,564)	(70)
Total stockholder's deficit	(14,564)	(70)

Total liabilities and stockholder's deficit	$26,095	$-

The accompanying notes are an integral part of these financial statements.

Jangit Enerprises, Inc.
Statements of Operations

		For the Period from
	For the Year	June 29, 2020
	Ended	through
	July 31, 2021	July 31, 2020

Revenue, net	$-	$-

Operating expenses
Professional Fees	36,545	-
Stock-based compensation	110,000	-
Other general and administrative expenses	2,595	70

Operating loss	(149,140)	(70)

Other income (expense)
Interest expense	(1,354)	-

Total other income (expense)	(1,354)	-

Net loss	$(150,494)	$(70)

Net loss per share - basic	$(0.01)	$(0.00)

Weighted average number of shares
outstanding - basic	26,198,630	29,755,435

The accompanying notes are an integral part of these financial statements.

Jangit Enterprises, Inc.
Statements of Stockholders’ Deficit
July 31, 2021

					Additional
	Preferred Stock		Common Stock		Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at inception	-	$-	-	$-	$-	$-	$-
Net loss for the period ended July 31, 2020	-	-	-	-	-	(70)	(70)
Balance at July 31, 2020	-	$-	-	$-	$-	$(70)	$(70)
Issuance of common stock for license agreement	-	-	26,000,000	26,000	-	-	26,000
Issuance of common stock for services to related party	-	-	10,000,000	10,000	-	-	10,000
Issuance of common stock for services	-	-	1,500,000	1,500	98,500	-	100,000
Net loss for the period ended July 31, 2021	-	-	-	-	-	(150,494)	(150,494)
Balance at July 31, 2021	-	$-	37,500,000	$37,500	$98,500	$(150,564)	$(14,564)

The accompanying notes are an integral part of these financial statements.

Jangit Enterprises, Inc.
Statements of Cash Flows

		For the Period from
		June 29, 2020
	For the Year Ended	through
	July 31, 2021	July 31, 2020
Cash flows from operating activities:
Net loss	$(150,494)	$(70)
Adjustments to reconcile net loss to net cash used in operations:
Stock-based compensation	110,000	-
Changes in operating assets and liabilities:
Accrued expenses	9,541	70
Accrued expenses primarily to related parties	811	-
Net cash used in operating activities	(30,140)	-

Cash flows from financing activities:
Proceeds from investment	9,000
Proceeds from note payable - related party	21,235	-
Net cash provided by financing activities	30,235	-

Net decrease in cash	95	-

Cash at beginning of year	-	-

Cash at end of period	$95	$-

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-

Cash paid for taxes	$-	$-

Non-cash investing and financing activities:

Common stock issued for license agreement, related party	$26,000	$-
Note payable issued for prepaid legal fees	$9,000	$-

The accompanying notes are an integral part of these financial statements.

Jangit Enterprises, Inc.

Notes to Financial Statements

July 31, 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Jangit Enterprises, Inc. (the “Company,” “we,” “us,” “our,” or “Jangit”) is a Utah corporation. The business was started on June 29, 2020.

Nature of Operations

Our general business strategy is to provide summarization software services through a “freemium” pay model, where the basic services are free, and the consumer has the option to either expand the service with a pay-per use or subscription fee model.

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP) and has a year-end of July 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash and accrued expenses, carrying amounts approximate fair value due to their short maturities.

We follow accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This update provides a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. We have adopted this update but have generated no revenues since inception.

The revenue for the Company will be through a subscription to the services and for advertising revenue which would be collected online.

Income Taxes

The Company adopted the provisions of ASC 740, “Income Taxes.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying condensed consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of July 31, 2021, due to inception in 2020, tax year 2021 is open for IRS audit.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common stock shares outstanding during the period. The Company does not currently have any potential dilutive securities outstanding as of July 31, 2021.

Going Concern

The accompanying financial statements and the factors within it, have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and the ability of the Company to continue as a going concern for a reasonable period of time.  The Company had net loss of $150,494 and had cash used in operating activities of $30,140 for the year ended July 31, 2021.  As of July 31, 2021, the Company had a working capital deficit of $40,564, stockholders’ deficit of $14,564 and accumulated deficit of $150,564. The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from third parties to sustain its current level of operations. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards and updates as issued. No new standards or updates had any material effect on these financial statements. The accounting pronouncements and updates issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these financial statements.

The outbreak of the coronavirus (COVID-19) resulted in increased travel restrictions, and shutdown of businesses, which may cause slower recovery of the economy. We may experience impact from quarantines, market downturns and changes in customer behavior related to pandemic fears and impact on our workforce if the virus continues to spread. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. The extent to which the coronavirus impacts our results will depend on future developments and reactions throughout the world, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus. It is likely to result in a potential material adverse impact on our business, results of operations and financial condition. Wider-spread COVID-19 globally could prolong the deterioration in economic conditions and could cause decreases in or delays in advertising spending and reduce and/or negatively impact our short-term ability to grow our revenues. Any decreased collectability of accounts receivable, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

NOTE 2 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

NOTE 3 – NOTES PAYABLE

On October 16, 2020, the Company executed an unsecured promissory note with Kelly Kirchhoff (“Kirchhoff”), a related party, for $8,100. The note has interest of 8% and is payable on October 16, 2021, in the amount of $8,748.  As of July 31, 2021, interest accrued was $513.  See Note 6.

On October 30, 2020, the Company executed an unsecured promissory note with Vincent & Rees for $9,000. The note has interest of 8% and is payable on October 30, 2021.  As of July 31, 2021, interest accrued was $542.

On March 2, 2021, the Company executed an unsecured promissory note with Kirchhoff, a related party, for $1,035. The note has interest of 8% and is payable on March 2, 2022.  As of July 31, 2021, interest accrued was $34.  See Note 6.

On March 26, 2021, the Company executed an unsecured promissory note with Kirchhoff, a related party, for $2,500. The note has interest of 8% and is payable on March 26, 2022.  As of July 31, 2021, interest accrued was $70.  See Note 6.

On April 19, 2021, the Company executed an unsecured promissory note with Kirchhoff, a related party, for $5,600. The note has interest of 8% and is payable on April 19, 2022.  As of July 31, 2021, interest accrued was $128.  See Note 6.

On May 18, 2021, the Company executed an unsecured promissory note with Kirchhoff, a related party, for $4,000. The note has interest of 8% and is payable on May 17, 2022.  As of July 31, 2021, interest accrued was $66.  See Note 6.

NOTE 4 – LICENSE AGREEMENT

On November 19, 2020, the Company and Digital Research Solutions, Inc. (“DRS”) entered into a license agreement (the “License Agreement”).  DRS is controlled by the Company’s sole officer and director, Kirchhoff.  The License Agreement is for certain patents related to commercial computer software.  The License Agreement required the issuance of 61% in equity of the Company on a fully diluted basis.  The Company issued 26,000,000 shares of common stock to DRS.  The License Agreement has royalty fees of 6% of net sales of licensed products with a minimum royalty payment of $10,000 per year beginning on January 1, 2022.  The royalty payment shall be for ten years from the first commercial sale of the applicable licensed product in the applicable country.  See Notes 5 and 6.

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred Stock

On June 29, 2020, the Board of Directors of the Company authorized 10,000,000 shares of “blank check” preferred stock with a par value of $0.001. The shares of preferred stock authorized have not been designated at this time.

As of July 31, 2021, and 2020, there were no shares issued or outstanding.

Common Stock

On June 29, 2020, the Board of Directors of the Company authorized 500,000,000 shares of common stock with a par value of $0.001. Each outstanding share of common stock entitles the holder to one vote per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

On November 19, 2020, Kirchhoff, the incorporator, sole officer and director of the Company, was issued 10,000,000 founder’s shares of common stock of the Company for services rendered in the Company’s business plan and as an officer and director of the Company. The shares were valued at par value of $0.001 as these represented founder’s shares and there were no indicators of fair value for these shares.  See Note 6.

On November 19, 2020, the Company and Digital Research Solutions, Inc. (“DRS”) entered into a license agreement (the “License Agreement”).  DRS is controlled by the Company’s sole officer and director, Kirchhoff.  The License Agreement is for certain patents related to commercial computer software.  The License Agreement required the issuance of 61% in equity of the Company on a fully diluted basis.  The Company issued 26,000,000 shares of common stock to DRS.  The License Agreement has royalty fees of 6% of net sales of licensed products with a minimum royalty payment of $10,000 per year beginning on January 1, 2022.  The royalty payment shall be for ten years from the first commercial sale of the applicable licensed product in the applicable country.  See Notes 4 and 6.

On November 19, 2020, the Company issued 1,500,000 shares of common stock to Okane Enterprises, LLC for services valued at $100,000.

As of July 31, 2021, and 2020, there were 37,500,000 and 0 shares issued and outstanding, respectively.

NOTE 6 – RELATED PARTY

On October 16, 2020, the Company executed an unsecured promissory note with Kirchhoff for $8,100. See Note 3.

On November 19, 2020, Kirchhoff, the incorporator, sole officer and director of the Company, was issued 10,000,000 founder’s shares of common stock of the Company for services rendered in the Company’s business plan and as an officer and director of the Company. See Note 5.

On November 19, 2020, the Company and DRS entered into the License Agreement.  See Notes 2 and 5.

On March 2, 2021, the Company executed an unsecured promissory note with Kirchhoff for $1,035. See Note 3.

On March 26, 2021, the Company executed an unsecured promissory note with Kirchhoff for $2,500. See Note 3.

On April 19, 2021, the Company executed an unsecured promissory note with Kirchhoff for $5,600. See Note 3.

On May 18, 2021, the Company executed an unsecured promissory note with Kirchhoff for $4,000.  See Note 3.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$2,211.61
Transfer/Edgar Agent Fees	4,000.00
Accounting Fees and Expenses	20,000.00
Legal Fees	20,000.00
Other Fees	3,788.39
Total	$46,211.61

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as provided by the Wyoming General Corporation Law and our By-Laws.

Section 17-16-856 of the Wyoming Business Corporation Act provides that a corporation may indemnify corporate “agents” (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

On October 16, 2020, the Company executed an unsecured promissory note with its sole officer and director for $8,100. The note has interest of 8% and is payable on October 16, 2021, in the amount of $8,748. The note was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On October 30, 2020, the Company executed an unsecured promissory note with a lender for $9,000. The note has interest of 8% and is payable on October 30, 2021. The note was issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On November 19, 2020, Kirchhoff, the incorporator, sole officer and director of the Company, was issued 10,000,000 shares of common stock of the Company for services rendered in the Company’s business plan and as an officer and director of the Company. The Shares were valued at par value of $0.001. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On November 19, 2020, the Company and Digital Research Solutions, Inc. (“DRS”) entered into a license agreement (the “License Agreement”) for use of DRS’ “Media Summarizer” patented technologies. DRS is controlled by the Company’s sole officer and director, Kirchhoff. The License Agreement is for certain patents related to commercial computer software, including the media summarizer. The License Agreement required the issuance of 26,000,000 shares of common stock to DRS. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On November 19, 2020, the Company issued 1,500,000 shares of common stock to Okane Enterprises, LLC for services. These shares were issued pursuant to an exemption from the registration of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

ITEM 16. EXHIBITS

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.3	By-Laws of Registrant (1)
5.1	Opinion Regarding Legality *
10.1	Form of Subscription Agreement for Primary Offering (1)
10.2	License Agreement with Digital Research Solutions, Inc. *
10.3	Amendment No. 1 to License Agreement with Digital Research Solutions, Inc. (2)
23.1	Consent from Independent Registered Public Accounting Firm *
23.2	Consent from Legal Counsel (included in Exhibit 5.1) *

(1)As filed with our Form S-1 on March 31, 2021, as amended, and incorporated herein by reference .

(2)As filed with our Form S-1/A on June 21, 2021 and incorporated herein by reference.

*Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

 (iii) Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlantic, Iowa, on December 10 , 2021.

Jangit Enterprises, Inc.

By:	/s/ Kelly Kirchhoff
Kelly Kirchhoff
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Kelly Kirchhoff	President, Principal Executive Officer, and	December 10 , 2021
Kelly Kirchhoff	Chairman of the Board of Directors

/s/ Kelly Kirchhoff	CFO, Principal Financial Officer,	December 10 , 2021
Principal Accounting Officer